AMENDED AND RESTATED CONSULTING AGREEMENT
                    -----------------------------------------


                  AMENDED AND RESTATED CONSULTING AGREEMENT made as of the 1st day of September 1995, by and between SUNWEST VENTURES, INC., a British Columbia corporation with its principal place of business at 999 West Hastings Street, Vancouver, British Columbia V6C 2W2 ("Consultant"), and GST USA, INC. ("GUSA") and GST TELECOM INC. ("Telecom" and, together with GUSA, the "Corporations"), each Delaware corporations with their principal offices at 4317 N.E.
Thurston Way, Vancouver, Washington 98662.

                              W I T N E S S E T H:

                  WHEREAS, Consultant has heretofore been retained to render consulting services to the Corporations' parent corporation, GST
Telecommunications, Inc. ("GST"), pursuant to that certain Consulting Agreement dated as of December 30, 1994 between Consultant and GST; and

                  WHEREAS, Consultant, GST and the Corporations desire to amend and restate the terms of Consultant's retention and to provide that Consultant shall be jointly retained by the Corporations;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1. Retention of Consultant. The Corporations hereby retain Consultant to render to the Corporations, GST and their subsidiaries (collectively, the "GST Companies") financial consulting services, which shall include, without limitation, the

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development and evaluation of financing, merger and acquisition proposals, preparation of reports and studies thereon when advisable, and assistance in negotiations and discussions pertaining thereto and such other consulting services in connection with the operations of the GST Companies as shall be mutually agreed. All services to be rendered by Consultant hereunder shall be rendered by W. Gordon Blankstein ("Blankstein"), who hereby agrees to provide such services, and the performance of Consultant's duties hereunder may not be delegated by Consultant (except to Blankstein) or by Blankstein to any other person, firm, corporation or entity, without the prior written consent of the Corporations first had and obtained in each instance. Consultant hereby accepts such retention and agrees that, for so long as it shall be retained by the Corporations, it shall devote such time, attention, knowledge and skills as shall be required, faithfully and to the best of its ability, in the performance of its duties on behalf of the Corporations.

                  2. Compensation. As compensation for the services described in Paragraph 1 hereof, the Corporations shall pay to Consultant a fee of $190,000 annually, or such greater amount as the Board of Directors of GST (the "GST Board") may from time to time determine, in equal installments no less frequently than monthly until the earliest to occur of the events specified in Paragraph 3(a).

                  3. Term; Termination for Cause.

                     (a) Consultant's retention by the Corporations hereunder shall commence on the date hereof and shall continue through February 28, 1999, or until Blankstein shall die or become

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Disabled (as hereinafter defined) or until this Agreement is terminated by the
Corporations for Cause (as hereinafter defined).

                     (b) The term Cause when utilized herein with respect to the termination of this Agreement shall mean (i) the willful and repeated failure of Consultant to perform any material duties hereunder or gross negligence of Consultant in the performance of such duties, and if such failure or gross negligence is susceptible of cure by Consultant, the failure to effect such cure within 20 days after written notice of such failure or gross negligence is given to Consultant; (ii) excessive use of alcohol or illegal drugs by Blankstein interfering with the performance of Consultant's duties hereunder; (iii) theft, embezzlement, fraud, misappropriation of funds, other acts of dishonesty or the violation of any law or ethical rule relating to Consultant's retention; (iv) the conviction of a felony or other crime involving moral turpitude by Consultant or Blankstein; or (v) the breach by Consultant of any other material provision of this Agreement, and if such breach is susceptible of cure by Consultant, the failure to effect such cure within 30 days after written notice of such breach is given to Consultant. For purposes of this Agreement, an action shall be considered "willful" if it is done intentionally, purposely or knowingly, distinguished from an act done carelessly, thoughtlessly or inadvertently. In any such event, Consultant shall be entitled to receive its compensation provided hereunder to and including the date of termination. Should Consultant in good faith dispute its termination for Cause, it shall give prompt written notice thereof to the Corporations, in which event such dispute shall be submitted to and determined by arbitration in San

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Francisco, California before an arbitrator appointed pursuant to the rules of the American Arbitration Association (the "Arbitrator"). Such arbitration shall be conducted in accordance with such rules as shall be promulgated by the Arbitrator, which may include any or all of the rules then obtaining of the American Arbitration Association. Any award or decision of the Arbitration shall be conclusive in the absence of fraud and judgment thereon may be entered in any court having jurisdiction thereof. The costs of such arbitration shall be borne by the party against whom any award or decision is rendered. Consultant shall not be entitled to receive any compensation for periods subsequent to its dismissal pursuant to this Paragraph 3(b).

                  4. Additional Benefits. In addition to the compensation payable to Consultant hereunder, Blankstein (and his family) shall be entitled to participate, to the extent he is (and they are) eligible under the terms and conditions thereof, in any profit sharing, pension, retirement, hospitalization, insurance, disability, medical service, stock option, bonus or other employee benefit plan available to the executive officers of the Corporations that may be in effect from time to time during the period of Consultant's retention hereunder. The Corporations shall be under no obligation to institute or continue the existence of any such employee benefit plan.

                  5. Reimbursement of Expenses. The Corporations shall reimburse Consultant in accordance with applicable policies of the GST Companies for all expenses reasonably incurred by it in connection with the performance of its duties hereunder and the

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business of the GST Companies, upon the submission to the Corporations of appropriate receipts or vouchers.

                  6. Restrictive Covenant. In consideration of the retention of Consultant hereunder, Consultant and Blankstein agree that during the period of Consultant's retention hereunder and, in the event of termination of this Agreement (i) by Consultant otherwise than for Principal Breach (as such term is defined herein) or (ii) by the Corporation for Cause, for a further period ending on the earlier of two years after such termination or February 28, 2000, they will not (a) directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in the design, development, construction or operation of alternate access or other telecommunications networks, in providing long distance or other telecommunications services or in any other business in which the GST Companies, or any of them, are engaged during such period, within the United States of America (1) in all locations in which the GST Companies, or any of them, are doing business, and (2) in all locations in respect of which the GST Companies are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies, or any of them, theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a competitive access project (a "CAP") such planning and/or pursuit must have involved material efforts on the part of the GST Companies, or any of them, (b) for themselves or on behalf of any other person, partnership, corporation or entity, call on any

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customer of the GST Companies for the purpose of soliciting, diverting or taking away any customer from the GST Companies (1) in all locations in which the GST Companies, or any of them, are doing business, and (2) in all locations in respect of which the GST Companies, or any of them, are actively planning for and/or pursuing a business opportunity, whether or not the GST Companies, or any of them, theretofore have submitted any bids, provided that if such planning and/or pursuit relates to a business opportunity that is not a CAP, such planning and/or pursuit must have involved material efforts on the part of the GST Companies, or any of them, or (c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent, independent contractor or otherwise by the GST Companies, or any of them, to terminate his or her relationship with the GST Companies, or any of them. Nothing herein contained shall be deemed to prohibit Consultant and Blankstein from (x) investing their funds in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and their holdings therein represent less than 2% of the total number of shares or principal amount of the securities of such issuer outstanding, (y) owning securities, regardless of amount, of GST.

                  Consultant and Blankstein acknowledge that the provisions of this Paragraph 6 are reasonable and necessary for the protection of the GST Companies, and that each provision, and the period or periods of time, geographic areas and types and scope of restrictions on the activities specified herein are, and are intended to be, divisible. In the event that any provision of this

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Paragraph 6, including any sentence, clause or part hereof, shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect and any invalid and unenforceable provisions shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable.

                  7. Confidential Information. Consultant and Blankstein shall hold in a fiduciary capacity for the benefit of the GST Companies all information, knowledge and data relating to or concerned with their operations, sales, business and affairs, and they shall not, at any time for a period of two years after termination of Consultant's retention hereunder, use, disclose or divulge any such information, knowledge or data to any person, firm or corporation (unless the GST Companies no longer treat such information as confidential) other than to the GST Companies or their designees and employees or except as may otherwise be required in connection with the business and affairs of the GST Companies; provided, however, that Consultant and Blankstein may use, disclose or divulge such information, knowledge or data that (i) was known to Blankstein at the commencement of Consultant's retention by GST; (ii) is or becomes generally available to the public through no wrongful act on Consultant's or Blankstein's part; or (iii) becomes available to Consultant or Blankstein from a person or entity other than the GST Companies or their agents not bound by this or a similar agreement with the GST Companies; and

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provided, further, that the provisions of this Paragraph 8 shall not apply to
Blankstein's know how to the extent utilized by him in subsequent retention or employment so long as such retention or employment is not in breach of this Agreement.

                  8. Equitable Relief. The parties hereto acknowledge that Consultant's services are unique and that, in the event of a breach or a threatened breach by Consultant of any of its obligations under this Agreement, the Corporations will not have an adequate remedy at law. Accordingly, in the event of any such breach or threatened breach by Consultant, the Corporations shall be entitled to such equitable and injunctive relief as may be available to restrain Consultant, Blankstein and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Corporations from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the retention of Consultant hereunder.

                  9. Survival of Provisions; Death of Blankstein. Neither the termination of this Agreement, nor of Consultant's retention hereunder, shall terminate or affect in any manner any provision of this Agreement that is intended by its terms to survive such termination.

                  In the event of termination of this Agreement by reason of Blankstein's death, the Corporations shall pay a benefit (the "Benefit Payment") to such person or persons as Consultant shall, at its option, from time to time designate by written

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instrument delivered to the Corporations, each subsequent designation to revoke all prior designations, or if no such designation is made, to Consultant (the "Payment Beneficiary"). The Benefit Payment shall be in an amount equal to one and one-half times Consultant's then current annual compensation payable hereunder, and shall be payable to the Payment Beneficiary in equal quarterly installments over a period of one and one-half years, provided that if the GST Companies, or any of them, then maintain a life insurance policy on the life of Blankstein under which they are the beneficiary, the amount of the death benefit payable thereunder, to a maximum amount equal to the Benefit Payment, less installments of the Benefit Payment theretofore paid, shall be paid to the Payment Beneficiary on the Benefit Payment installment payment date next succeeding the date on which the GST Companies receive such death benefit proceeds, and the remainder of the Benefit Payment, if any, shall be paid in equal quarterly installments as provided above.

                  10. Disability of Blankstein. In the event that during the term of this Agreement Blankstein shall become Disabled, Consultant shall continue to receive the full amount of the compensation to which it was theretofore entitled for a period of six months after Blankstein shall be deemed to have become Disabled (the "First Disability Payment Period"). If the First Disability Payment Period shall end prior to February 28, 1999, Consultant thereafter shall be entitled to receive compensation at an annual rate equal to one-half of its then current compensation for a further period ending on the earlier of (i) one year thereafter, or (ii) February 28, 1999 (the "Second Disability Payment Period").

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Upon the expiration of the Second Disability Payment Period, Consultant shall not be entitled to receive any further payments on account of its compensation until Blankstein shall cease to be Disabled and Consultant shall have resumed its duties hereunder and provided that the Corporations shall not have theretofore terminated this Agreement as hereinafter provided. The Corporations may terminate this Agreement and Consultant's engagement hereunder at any time after Blankstein is Disabled, upon at least 10 days' prior written notice. For the purposes of this Agreement, Blankstein shall be deemed to have become Disabled when (x) by reason of physical or mental incapacity of Blankstein, Consultant is not able to perform a substantial portion of its duties hereunder for a period of 135 consecutive days or for 135 days in any consecutive 225-day period or (y) when Blankstein's physician or a physician designated by the Corporations shall have determined that by reason of Blankstein's physical or mental incapacity, Consultant will not be able to perform its duties under this Agreement. In the event that Consultant shall dispute any determination of Blankstein's Disability pursuant to clauses (x) or (y) above, the matter shall be resolved by the determination of three physicians qualified to practice medicine in the United States of America or Canada, one to be selected by each of the Corporations and Consultant and the third to be selected by the designated physicians. If Blankstein shall receive benefits under any disability policy maintained by the GST Companies, the Corporations shall be entitled to deduct the amount equal to the benefits so received from compensation that they otherwise would have been required to pay to Consultant as provided above.

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                  11. Termination for Breach by Corporations. Consultant may
upon written notice to the Corporations terminate this Agreement (a termination for "Principal Breach") in the event of the breach by the Corporations of any material provision of this Agreement (and the occurrence of any of the events described in subparagraph (i) of Paragraph 12 hereof shall be deemed a breach by the Corporations of a material provision of the Agreement), and if such breach relates to a provision of this Agreement other than Paragraph 12 and is susceptible of cure, the failure to effect such cure within 30 days after written notice of such breach is given to the Corporations.

                  12. Change of Control. (i) If prior to the termination of this Agreement, there is a Change of Control (as such term is defined herein) and thereafter any of the following occur: (a) Blankstein ceases to serve as Chairman of the Board of GST; (b) Blankstein ceases to serve as a member of the GST Board or the Boards of Directors of the Corporations (the "Boards"); (c) Consultant is assigned duties which, if performed, would result in a significant change in the functions or duties of Consultant; (d) any breach of Paragraphs 2, 4 or 5 of this Agreement; or (e) any requirement of the Corporations that the location at which Consultant performs its principal duties for the Corporations be outside a radius of 50 miles from the location at which Consultant performed such duties immediately prior to the Change of Control, then this Agreement shall be deemed to have been terminated by the Corporations otherwise than by reason of Cause and the Corporations shall pay to Consultant within five days after notice from Consultant to such effect, as liquidated damages, a lump sum cash

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payment equal to 2.99 times the "base amount" of Consultant's compensation. For purposes hereof, "base amount" shall have the meaning provided in Section 280G
(b) (2) (A) of the Internal Revenue Code of 1986, as amended, and the Proposed Regulations thereunder.

                  (ii) For the purposes of this Agreement, a Change of Control means (A) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of GST or the Corporations to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") excluding the GST Companies,
(B) the merger, consolidation or other business combination of GST or the Corporations with or into another corporation with the effect that the shareholders of GST or the Corporations, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (C) the replacement of a majority of the GST Board or any committee of the GST Board or of either of the Boards in any given year as compared to the directors who constituted the GST Board or such committee or either of the Boards at the beginning of such year, and such replacement shall not have been approved by the GST Board or the Boards, as the case may be, as constituted at the beginning of such year, (D) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or

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otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of GST or either of the Corporations representing 50% or more of the combined voting power of the then outstanding securities of such corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

                  13. Independent Contractor. Consultant shall, for all purposes, be deemed an independent contractor. The Corporations shall not be obligated to deduct social security, withholding or any other payroll or related taxes from any payments to be made to Consultant under this Agreement. Consultant shall not be deemed to have been granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the Corporations in any way, except as may be specifically authorized in writing by the Corporations from time to time. The Corporations shall assume no responsibility for Consultant, its agents, servants, or employees, for any injury to any of the foregoing or to any third party, and Consultant and Blankstein hereby assume all such responsibility and agree to indemnify and hold the Corporations free and harmless from any liability therefor or on account thereof.

                  14. Notices. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or by responsible overnight delivery service or sent by certified mail, return receipt requested, postage and fees prepaid as follows:

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                           If to the Corporations, at their address set forth
                           above, Attention: Chief Executive Officer, with a copy to:

                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022
                           Attention: Stephen Irwin

                           If to Consultant, at its address set forth above.
Any of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other parties given under this Paragraph 14. The date of the giving of any notice hand delivered or delivered by responsible overnight carrier shall be the date of its delivery and of any notice sent by mail shall be the date five days after the date of the posting of the mail.

                  15. No Assignment; Binding Effect. Neither this Agreement, nor the right to receive any payments hereunder, may be assigned by Consultant or the Corporations without the prior written consent of the other parties hereto. This Agreement shall be binding upon Consultant and the Corporations, their respective successors and permitted assigns.

                  16. Waivers. No course of dealing nor any delay on the part of the Corporations in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

                  17. Invalidity. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in

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any way invalidate or affect any other clause, paragraph, section or part of this Agreement.

                  18. Further Assurances. Each of the parties shall execute such documents and take such other actions as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement in accordance with its terms.

                  19. Attorneys' Fees. If any action, suit or proceeding is filed by any party to enforce or rescind this Agreement or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue shall be entitled to recover with respect to such issue, in addition to costs, reasonable attorneys' fees incurred in preparation or in prosecution or defense of such action, suit or proceeding as fixed by the arbitrator or trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed on appeal.

                  20. Entire Agreement; Modification. This Agreement contains the full understanding of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, agreements or understandings other than expressly contained herein. No termination, alteration, modification or variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing executed by the parties hereto, or in the case of a waiver, by the party or parties waiving compliance.

                  21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except that body of law relating to choice of laws.


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                  IN WITNESS WHEREOF, this Amended and Restated Consulting
Agreement has been made and executed as of the day and year first above written.

                                        GST USA, INC.

                                        By:  /s/ John Warta
                                           -------------------------------------
                                           Name: John Warta
                                           Title:

                                        GST TELECOM INC.

                                        By:  /s/ John Warta
                                           -------------------------------------
                                           Name:
                                           Title:

                                        SUNWEST VENTURES, INC.


                                        By:  /s/ Gordon Blankstein
                                           -------------------------------------
                                           Gordon Blankstein, President

ACKNOWLEDGED AND AGREED:

/s/ Gordon Blankstein
-------------------------------------
GORDON BLANKSTEIN, Individually

GST TELECOMMUNICATIONS, INC.

By:  /s/ John Warta
-------------------------------------
   Name: John Warta
   Title:

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